UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 1997

                              ADVANCED MEDIA INC.
             (Exact name of registrant as specified in its charter)

       Delaware               0-25112                   11-2899603
      (State of             (Commission               (IRS Employer
     Jurisdiction           File Number)           Identification No.)


      80 Orville Drive, Bohemia, New York                11716
    (Address of Principal Executive offices)           (Zip Code)

Registrant's telephone number, including area code: 516-244-1616

Item 1.   Changes in Control of Registrant.  None.

Item 2.   Acquisition or Disposition of Assets.  None.

Item 3.   Bankruptcy or Receivership.  None.

Item 4.   Changes in Registrant's Certifying Accountant.  None.

Item 5.   Other Events.  None.

Item 6.   Resignation of Registrant's Directors.  None.

Item 7.   Financial Statements and Exhibits.  None.

Item 8.   Change in Fiscal Year.  None.

Item 9. Sales of Equity Securities Pursuant to Regulation S. On December 11, 1997, the Registrant agreed to convert all 999,300 shares of its outstanding $.001 par value common stock that it sold to Coutts & Co. ("the Shares") pursuant to the Private Equity Line of Credit Agreement dated June 9, 1997, into a transaction pursuant to Regulation S, effective as of December 11, 1997, the date both parties executed the Offshore Subscription and Investment Representation Agreement under Regulation S. The Shares were sold to Coutts & Co. for $250,000 pursuant to the above-described Private Equity Line of Credit Agreement. On account of extended delays in registering the Shares for resale, the parties mutually agreed to convert the transaction into a transaction pursuant to Regulation S effective December 11, 1997.

Coutts & Co. is a financial services company located and domiciled in Switzerland and had purchased the Shares on behalf of its clients.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCED MEDIA INC.
                                        ----------------------------------
                                        (Registrant)

Dated: December 11, 1997

                                        /s/  Hans Kaemmelein
                                             -----------------------------
                                             Hans Kaemmelein, President
                                             80 Orville Drive
                                             Bohemia, New York 11716
                                             (516) 244-1616